EXHIBIT 99.1

Press Release

BAYCOM CORP ANNOUNCES
ADOPTION OF STOCK REPURCHASE PROGRAM

WALNUT CREEK, California, October 23, 2019 – BayCom Corp (NASDAQ: BCML) (“BayCom” or the “Company”), the parent company of United Business Bank, today announced that its Board of Directors approved a stock repurchase program.  Under the stock repurchase program, the Company may repurchase up to 646,922 shares of its common stock, or approximately 5% of its outstanding shares.  Repurchases may commence following announcement of the Company’s operating results for the fiscal quarter ended September 30, 2019.

The stock repurchase program permits shares to be repurchased over a one year period in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The actual timing, number and value of shares repurchased under the program will depend on a number of factors, including the constraints specified in the 10b5-1 trading plan, price, general business and market conditions, and alternative investment opportunities.  Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Exchange Act and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases.  The repurchase program does not obligate the Company to purchase any particular number of shares.

“We are pleased to announce our first stock repurchase program since becoming a public company in May 2018, which reflects our commitment to manage our capital prudently and in a manner which we believe will enhance shareholder value” said George Guarini, President and Chief Executive Officer. Mr. Guarini went on to say, “We have maintained an unwavering  commitment to our shareholders since the day we opened our doors in July of 2004 and this action along with our historical performance as solid stewards of capital demonstrates that commitment. Implementing this stock repurchase program is one of the strategies the Board believes is integral to the effective management of our capital.”

About BayCom Corp

The Company, through its wholly owned operating subsidiary, United Business Bank, offers a full-range of loans, including SBA, FSA and USDA guaranteed loans, and deposit products and services to businesses and its affiliates in California, Washington, New Mexico and Colorado. The Bank also offers business escrow services and facilitates tax free exchanges through its Bankers Exchange Division. The Bank is an Equal Housing Lender and a member of FDIC. The Company is traded on the NASDAQ under the symbol “BCML”.  For more information, go to www.unitedbusinessbank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this communication and in other documents filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and security holders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this communication other than historical facts constitute forward-looking statements.

 In addition to factors disclosed in the BayCom’s SEC reports, important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: expected revenues, cost savings, synergies and other benefits from our recent acquisitions might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; future acquisitions by BayCom of other depository institutions or lines of business; changes in general economic conditions and conditions within the securities market; legislative and regulatory changes; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; increased competitive pressures; changes in management's business strategies; and other factors included under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018 and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

BayCom Corp
Keary Colwell, 925-476-1800
kcolwell@ubb-us.com
Source: BayCom Corp